Exhibit 99.1

Twist Bioscience Reports Fiscal Third Quarter 2025 Financial Results

— Record revenue of $96.1 million in 3QFY25; Increase of 18% over $81.5 million in 3QFY24,
10th consecutive quarter of sequential growth —

— Gross margin of 53.4% in 3QFY25 versus 43.3% in 3QFY24; Improvement of 10.1 margin percentage points —

— Expect revenue in the range of $374.0 million to $376.0 million for full year fiscal 2025; Full year gross margin guidance raised to 50.5% to 51% —

— Expect to achieve adjusted EBITDA breakeven by end of fiscal 2026 —

SOUTH SAN FRANCISCO, Calif. -- (August 4, 2025) — Twist Bioscience Corporation (NASDAQ: TWST), a core mid-cap growth equity, today reported financial results and business highlights for the third quarter of fiscal 2025 ended June 30, 2025.

"In the third quarter of fiscal 2025, we delivered another quarter of record revenue by focusing on delivering an exceptional customer experience, expanding our product portfolio, and deepening our reach into the long tail of the academic market across both synthetic biology and NGS,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We added hundreds of net new customers and launched the first in a series of planned SynBio portfolio expansions, laying the groundwork for robust, sustained growth ahead.”

See "Non-GAAP Information" below for a discussion of the non-GAAP measure adjusted EBITDA.

FISCAL 2025 THIRD QUARTER FINANCIAL RESULTS

•Revenue: Total revenues for the third quarter of fiscal 2025 grew to $96.1 million compared to $81.5 million for the same period of fiscal 2024.
◦SynBio revenue grew 7% to $35.2 million for the third quarter of fiscal 2025 compared to $33.0 million for the same period of fiscal 2024.
◦NGS revenue grew 27% to $55.3 million for the third quarter of fiscal 2025 compared to $43.4 million for the same period of fiscal 2024.
◦Biopharma revenue grew 10% to $5.6 million for the third quarter of fiscal 2025 compared to $5.1 million in the same period of fiscal 2024.
•Cost of Revenues: Cost of revenues for the third quarter of fiscal 2025 was $44.8 million compared to $46.2 million for the same period of fiscal 2024.
•Gross Margin: Gross margin for the third quarter of fiscal 2025 increased to 53.4% compared to 43.3% for the same period of fiscal 2024.

•Research and Development Expenses: Research and development expenses for the third quarter of fiscal 2025 were $18.0 million compared to $22.5 million for the same period of fiscal 2024.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the third quarter of fiscal 2025 were $63.4 million, including an increase of $2.8 million in non-cash stock-based compensation. This compares to $56.8 million for the same period of fiscal 2024.
•Net Income (Loss): Net income attributable to common stockholders for the third quarter of fiscal 2025 was $20.4 million, or $0.34 per share, compared to a net loss $85.6 million, or $1.47 per share, for the same period of fiscal 2024.
•Adjusted EBITDA: Adjusted EBITDA for the third quarter of fiscal 2025 was $(8.0) million compared to $(22.0) million for the same period of fiscal 2024. See the table included in this release for a reconciliation between our adjusted EBITDA and net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure.
•Cash Position: As of June 30, 2025, the company had $250.8 million in cash, cash equivalents and short-term investments.

Recent Highlights:

•Shipped products to approximately 2,484 customers in the third quarter of fiscal 2025, versus approximately 2,300 customers in the third quarter of fiscal 2024.
•Shipped approximately 237,000 genes during the third quarter of fiscal 2025, compared with approximately 212,000 genes during the third quarter of fiscal 2024.
•Entered into revised collaboration with Ginkgo Bioworks.
•Expanded collaboration with Element Biosciences to enable Element’s AVITI systems and Trinity flowcells with additional Twist library preparation and target enrichment workflows.
•Expanded Express turnaround time for all Gene Fragments with a turnaround time starting at two business days for both adapters off and adaptors on configurations.
•Launched a humanized transgenic mouse model to expand and complement antibody discovery services offering and further streamline monoclonal antibody discovery.

Updated Fiscal 2025 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2025, including the fourth quarter of fiscal 2025. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2025, Twist expects:

•Total revenue to be in the range of $374 million to $376 million, revised from previous guidance of $372 million to $379 million, indicating growth of 19 to 20 percent year over year, including:
◦SynBio revenue of $144 million to $145 million, growth of 16 to 17 percent
◦NGS revenue of $207 million to $208 million, growth of 22 to 23 percent
◦Biopharma revenue of $23 million, growth of 13 percent
•Gross margin is projected to be approximately 50.5% to 51.0% for fiscal 2025 with quarterly sequential improvements, compared to previous guidance of 49.5%
•Adjusted EBITDA of approximately $(45.0) million to $(47.0) million for fiscal 2025, compared to previous guidance of $(48.0) million to $(53.0) million

For the fourth quarter, Twist expects:

•Total revenue of approximately $96 million to $98 million
•SynBio revenue of approximately $38 million to $39 million
•NGS revenue of approximately $52 million to $53 million
•Biopharma revenue of approximately $6 million
•4QFY25 gross margin is projected to be 51% to 52%
•Adjusted EBITDA of approximately $(6.0) million to $(8.0) million

Twist expects to achieve adjusted EBITDA breakeven by the end of fiscal 2026.

Non-GAAP Information

This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the periods presented. EBITDA is defined as net income (loss) adjusted to exclude interest income, interest expense, income tax expense and depreciation and amortization. Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest income, interest expense, income tax expense, depreciation and amortization, other income/expense, net, stock-based compensation expense, impairment of long-lived assets, and gain on sale of business detailed in the reconciliation table below that we believe are not indicative of our ongoing results. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Management believes that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measure is included at the end of this press release.

A reconciliation of adjusted EBITDA for fiscal 2025 and the fourth quarter of fiscal 2025 and fiscal 2026 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during fiscal 2025, the fourth quarter of fiscal 2025 and fiscal 2026 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience Corporation

At Twist Bioscience, we work in service of customers who are changing the world for the better. In fields such as medicine, agriculture, industrial chemicals and defense, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. The faster our customers succeed, the better for all of us, and Twist Bioscience is uniquely positioned to help accelerate their efforts.

Our innovative silicon-based DNA Synthesis Platform provides precision at a scale that is otherwise unavailable to our customers. Our platform technologies overcome inefficiencies and enable cost-effective, rapid, precise, high-throughput synthesis, sequencing and therapeutics discovery, providing both the quality and quantity of the tools they need to most rapidly realize the opportunity ahead. For more information about our products and services, please visit www.twistbioscience.com.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Updated Fiscal 2025 Financial Guidance”, statements regarding future growth and expansion, revenue and gross margin growth, estimated annual revenues, ability and timing to achieve profitability, ability and timing to achieve adjusted EBITDA breakeven and ability to increase gross margin, introduction of new products and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; ability to obtain financing when necessary; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; ability to expand DNA synthesis manufacturing capacity; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist's costs and delay commercialization efforts; changes in U.S. trade policies and other trade actions that could result in increased costs and supply chain disruptions; risks associated with the spin out of Atlas Data Storage; and the ability to maintain and enforce intellectual property protection. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K for the year ended September 30, 2024 filed with the Securities and Exchange Commission (SEC) on November 18, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:
Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager

774-265-5334
ahoulihan@twistbioscience.com

Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
(In thousands, except per share data)	2025	2024	2025	2024
Revenues	$96,057	$81,464	$277,563	$228,264
Costs and expenses:
Cost of revenues	$44,760	$46,193	$137,398	$133,148
Research and development expenses	18,047	22,469	63,271	69,718
Selling, general and administrative expenses	63,370	56,794	183,219	165,256
Impairment of long-lived assets	—	44,930	—	44,930
Total costs and expenses	$126,177	$170,386	$383,888	$413,052
Loss from operations	$(30,120)	$(88,922)	$(106,325)	$(184,788)
Interest income	$2,690	$3,663	$8,731	$11,724
Gain on sale of business	48,847	—	48,847	—
Other income (expense), net	(836)	(121)	(1,323)	(351)
Income tax expense	(191)	(191)	(462)	(656)
Net income (loss)	$20,390	$(85,571)	$(50,532)	$(174,071)
Basic earnings per share:
Net income (loss) per share, basic	$0.34	$(1.47)	$(0.85)	$(3.01)
Weighted average shares used in computing net income (loss) per share, basic	59,995	58,145	59,600	57,806
Diluted earnings per share:
Net income (loss) per share, diluted	$0.33	$(1.47)	$(0.85)	$(3.01)
Weighted average shares used in computing net income (loss) per share, diluted	61,164	58,145	59,600	57,806

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	June 30, 2025	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$201,373	$226,316
Short-term investments	49,425	50,083
Accounts receivable, net	49,854	34,903
Inventories	25,938	24,078
Prepaid expenses and other current assets	13,186	11,396
Total current assets	$339,776	$346,776
Property and equipment, net	95,351	102,520
Operating lease right-of-use assets	51,845	58,829
Investment in equity securities	54,337	1,525
Other non-current assets	102,296	104,673
Total assets	$643,605	$614,323
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,985	$1,630
Accrued expenses	19,535	15,104
Accrued compensation	28,972	33,650
Current portion of operating lease liability	15,501	14,805
Other current liabilities	11,077	5,817
Total current liabilities	$87,070	$71,006
Operating lease liability, net of current portion	62,649	70,221
Liability related to the sale of future revenue	15,000	–
Other non-current liabilities	688	407
Total liabilities	$165,407	$141,634
Total stockholders’ equity	$478,198	$472,689
Total liabilities and stockholders’ equity	$643,605	$614,323

Twist Bioscience Corporation
Adjusted EBITDA
(Unaudited)
(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net income (loss) attributable to Twist Bioscience Corporation, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended June 30,		Nine Months Ended June 30,
(In thousands)	2025	2024	2025	2024
GAAP net income (loss)	$20,390	$(85,571)	$(50,532)	$(174,071)
Add (Deduct) adjustments:
Interest income	(2,690)	(3,663)	(8,731)	(11,724)
Income tax expense	191	191	463	656
Depreciation and amortization	6,065	8,301	18,849	24,776
EBITDA	$23,956	$(80,742)	$(39,951)	$(160,363)
Add (Deduct) adjustments:
Gain on sale of business	(48,847)	—	(48,847)	—
Other income/expense, net	836	121	1,323	351
Stock-based compensation expense	16,057	13,734	48,376	38,578
Impairment of long-lived assets	—	44,930	—	44,930
Adjusted EBITDA	$(7,998)	$(21,957)	$(39,099)	$(76,504)